Exhibit 99.1
For Immediate Release
Local.com Reports First Quarter 2010 Financial Results
Record First Quarter Revenue of $18.6 million, Adjusted Net Income of $2.6 million and
Adjusted EPS of $0.16; Increases 2010 Revenue Guidance to $81-$84 Million
IRVINE, CA, April 22, 2010 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today reported its financial results for the first quarter of 2010.
SUMMARY RESULTS
(in thousands, except per share amounts)

	Q1 2010	Q4 2009	Q1 2009
Owned & Operated	$10,716	$9,454	$8,215
Network	5,189	5,043	1,566
SAS	2,726	1,867	1,283

Revenue	$18,631	$16,364	$11,064

Adjusted Net Income (Loss) *	$2,575	$1,970	$(1,189)

Plus interest and other income (expense), net	(56)	(13)	3
Less provision for income taxes	(13)	(157)	(1)
Less non-cash depreciation, amortization and stock compensation	(2,100)	(1,685)	(1,011)
Less revaluation of warrants	(272)	(573)	(510)
Less non-recurring items	—	—	(658)

GAAP net income (loss)	$134	$(458)	$(3,366)

Diluted Adjusted Net Income (Loss) per share *	$0.16	$0.13	$(0.08)
Diluted GAAP net income (loss) per share	$0.01	$(0.03)	$(0.23)

Diluted weighted average shares used for Adjusted Net Income (Loss) per share	15,918	15,512	14,433
Diluted weighted average shares used for GAAP net income (loss) per share	15,918	14,454	14,433

Cash	$10,934	$10,080	$11,076

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.
“We are off to a strong start to the year, delivering record revenue and adjusted net income during our seasonally strong first quarter,” said Heath Clarke, Local.com chairman and CEO. “We expect continued growth in revenue and adjusted net income during the second quarter, even after making investments across our businesses to drive organic traffic to our site and network, as well as to offer additional products to our small business customers.”

First Quarter Results Highlights:
•	Revenue — First quarter 2010 revenue of $18.6 million represents a sequential increase of 14% over the fourth quarter 2009 revenue of $16.4 million.

•	Adjusted Net Income — First quarter 2010 Adjusted Net Income of $2.6 million or $0.16 per diluted share represents a sequential increase of 31% over fourth quarter 2009 Adjusted Net Income of $2.0 million or $0.13 per diluted share.
Adjusted Net Income (Loss) is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; and non-recurring items.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below and reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.
•	GAAP Net Income (Loss) — First quarter 2010 net income was $134,000 or $0.01 per diluted share, compared to the fourth quarter 2009 net loss of $458,000 or ($0.03) per diluted share.
•	Cash — On March 31, 2010, the company’s cash balance was $10.9 million. During the first quarter of 2010 the company increased cash by approximately $900,000 after using $1.6 million in cash during the quarter to finance an acquisition.
•	Debt — On March 31, 2010 the company had borrowings of $3.0 million outstanding under its $10 million revolving line of credit.
“During the first quarter, the company grew revenue by more than 68% over the prior year period. We also achieved record adjusted net income margins of approximately 14%, which represents the fifth consecutive quarter of margin expansion,” said Brenda Agius, chief financial officer. “We continue to generate cash from operations and are controlling costs while investing in areas that we expect will provide the greatest strategic value over time.”
First Quarter Operating and Recent Highlights:
•	Renewed and Expanded SuperMedia Agreement — At the end of the first quarter the company and SuperMedia LLC, home to Superpages.com, announced an expanded local advertising distribution agreement effective April 1, 2010. The expanded agreement is expected to increase the monetization of the company’s search traffic by providing an increased number of Superpages.com’s advertiser listings in response to search requests on Local.com and its distribution network.
•	Acquired up to 8,032 Subscription Customers — In April 2010, the company announced that it acquired up to 8,032 web hosting subscribers for approximately $800,000 in cash.
Owned & Operated:
•	Revenue — In Q1 2010 the total revenue related to the O&O business unit was $10.7 million, up 13% from Q4 2009 O&O revenue of $9.5 million.
•	Traffic — In Q1 2010 O&O traffic was 47 million monthly unique visitors (MUVs), up 4% from 45 million MUVs for Q4 2009.
•	Organic Traffic — O&O organic traffic was 4.6 million MUVs in Q1 2010, down 10% from Q4 2009 MUVs of 5.1 million. Organic traffic is defined as all non-SEM sourced traffic on owned and operated websites.
•	Monetization of Traffic — Revenue per thousand visitors (RKV) for Q1 2010 was $260, up 1% from Q4 2009 RKV of $257.

Network:
•	Revenue — In Q1 2010 the total revenue related to the Network business unit was $5.2 million, up 3% from Q4 2009 Network revenue of $5.0 million.
•	Local Syndication Network (“LSN”) Traffic — In Q1 2010 LSN traffic was 16 million MUVs, down 18% from 19 million MUVs for Q4 2009.
•	Network Sites — The company ended Q1 2010 with over 849 Network sites from over 139 partners.
Sales & Advertiser Services:
•	Revenue — In Q1 2010 the total revenue related to the SAS business unit was $2.7 million, up 46% from Q4 2009 SAS revenue of $1.9 million.
•	Acquired 10,000 Subscription Customers — In February 2010, the company announced that it acquired approximately 10,000 web hosting subscribers for approximately $1.6 million in cash.
•	Record Small Business Subscribers — The company ended the first quarter of 2010 with over 48,000 small business subscribers.
Second Quarter 2010 Financial Guidance:
Revenue — The company expects second quarter 2010 revenue of $20.0 million to $21.0 million.
Adjusted Net Income — Adjusted Net Income for Q2 2010 is expected to be between $2.6 million to $2.8 million or between $0.16 to $0.17 per diluted share.
The Adjusted Net Income per share assumes a diluted weighted average share count of 16.7 million, taking into account the dilutive effect of stock options and warrants.
Projected Q2 2010 Adjusted Net Income Factors:
•	Interest Expense of $50,000

•	State Tax Provision Expense between $40,000 and $50,000

•	Depreciation Expense of $370,000

•	Amortization Expense of $1.2 million

•	Stock Compensation Expense of $580,000

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*

*	The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we, in turn, cannot project the non-cash gain or loss in connection with these warrants, and therefore cannot reasonably project our GAAP net income. We therefore cannot provide GAAP guidance, but do report GAAP results.
Updated Fiscal 2010 Financial Guidance:
For fiscal 2010, the company has increased prior revenue guidance of approximately $75 million, and now expects revenue to be between $81 million and $84 million, which at the mid-point represents 47% growth over 2009.

Conference Call Information:
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Brenda Agius will host a conference call today at 4:30 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-866-788-0543 or 1-857-350-1681, passcode # 31906224. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents at: www.streetevents.com.
The replay can be accessed for approximately one week starting at 7:00 p.m. ET the day of the call by dialing 1-888-286-8010 or 1-617-801-6888, passcode # 60704957. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com®
Local.com (NASDAQ: LOCM) owns and operates a leading local search site and private label network in the United States. The company uses patented technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 800 network partner sites. Businesses can target ready-to-purchase consumers using a variety of advertising products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plan,’ ‘expect,’ ‘intend,’ ‘project,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, increase the number of businesses that purchase our subscription advertising and web-hosting products, expand our advertiser and distribution networks, operate as multiple business units, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income (Loss)” which we define as net income (loss) excluding: provision for income taxes; interest and other income

(expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; and non-recurring items. Adjusted Net Income (Loss), as defined above, is not a measurement under GAAP. Adjusted Net Income (Loss) is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted Net Income (Loss) is set forth at the end of this press release.
Management believes that Adjusted Net Income (Loss) provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income (Loss) in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income (Loss) is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income (Loss) in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income (Loss) provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
# # #
Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com
Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,934	$10,080
Restricted cash	35	35
Accounts receivable, net of allowances of $204 and $205, respectively	10,706	8,792
Prepaid expenses and other current assets	386	439

Total current assets	22,061	19,346

Property and equipment, net	2,380	2,270
Goodwill	13,231	13,231
Intangible assets, net	6,392	6,406

Total assets	$44,064	$41,253

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,279	$8,891
Accrued compensation	1,132	1,112
Deferred rent	34	69
Warrant liability	3,999	3,727
Other accrued liabilities	722	876
Revolving line of credit	3,000	3,000
Deferred revenue	479	633

Total liabilities, all current	19,645	18,308

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 14,762 and 14,523 issued and outstanding, respectively	—	—
Additional paid-in capital	83,308	81,968
Accumulated deficit	(58,889)	(59,023)

Stockholders’ equity	24,419	22,945

Total liabilities and stockholders’ equity	$44,064	$41,253

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Revenue	$18,631	$11,064

Costs and expenses:
Cost of revenues	10,802	7,524
Sales and marketing	3,098	3,080
General and administrative	1,914	2,107
Research and development	1,112	856
Amortization of intangibles	1,230	355

Total operating expenses	18,156	13,922

Operating income (loss)	475	(2,858)

Interest and other income (expense), net	(56)	3
Revaluation of warrants	(272)	(510)

Income (loss) before income taxes	147	(3,365)

Provision for income taxes	13	1

Net income (loss)	$134	$(3,366)

Per share data:

Basic income (loss) per share	$0.01	$(0.23)

Diluted net income (loss) per share	$0.01	$(0.23)

Basic weighted average shares outstanding	14,605	14,433
Diluted weighted average shares outstanding	15,918	14,433
Note: Cost of revenues consists of traffic acquisition costs, revenue sharing payments that we make to our LSN and LDN partners, and other cost of revenues. Traffic acquisition costs consist primarily of campaign costs associated with driving consumers to our Local.com website, including personnel costs associated with managing traffic acquisition programs. Other cost of revenues consists of Internet connectivity costs, data center costs, amortization of certain software license fees and maintenance, depreciation of computer equipment used in providing our paid-search services, and payment processing fees (credit cards and fees for LEC billings).

Supplemental Consolidated Statements of Operations Information
Stock-based Compensation Expense
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009
Cost of revenues	$20	$5
Sales and marketing	156	178
General and administrative	301	236
Research and development	147	67

Total stock-based compensation expense	$624	$486

Basic and diluted net stock-based compensation expense per share	$0.04	$0.03

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$134	$(3,366)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	1,476	525
Provision for doubtful accounts	—	75
Stock-based compensation expense	624	486
Revaluation of warrants	272	510
Changes in operating assets and liabilities:
Accounts receivable	(1,914)	(356)
Prepaid expenses and other	53	121
Accounts payable and accrued liabilities	1,219	2,256
Deferred revenue	(154)	3,400

Net cash provided by operating activities	1,710	3,651

Cash flows from investing activities:
Capital expenditures	(356)	(163)
Increase in restricted cash	—	(50)
Purchases of intangible assets	(1,216)	(4,267)

Net cash used in investing activities	(1,572)	(4,480)

Cash flows from financing activities:
Proceeds from exercise of options	716	—
Repurchases of common stock	—	(237)

Net cash provided by (used in) financing activities	716	(237)

Net increase (decrease) in cash and cash equivalents	854	(1,066)
Cash and cash equivalents, beginning of period	10,080	12,142

Cash and cash equivalents, end of period	$10,934	$11,076

Supplemental Cash Flow Information:
Interest paid	$26	$2

Income taxes paid	$169	$1

LOCAL.COM CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(in thousands, except per share amounts)
(Unaudited)

			Three Months Ended
	Three Months Ended March 31,		December 31,
	2010	2009	2009
Net income (loss)	$134	$(3,366)	$(458)

Less interest and other income (expense), net	56	(3)	13
Plus provision for income taxes	13	1	157
Plus amortization of intangibles	1,230	355	723
Plus depreciation	246	170	270
Plus stock-based compensation	624	486	692
Plus revaluation of warrants	272	510	573
Plus non-recurring charges:
Acquisition-related charges and change in officer	—	658	—

Adjusted Net Income (Loss)	$2,575	$(1,189)	$1,970

Diluted Adjusted Net Income (Loss) per share	$0.16	$(0.08)	$0.13

Diluted weighted average shares outstanding	15,918	14,433	15,512